FORM 4  JOINT FILER INFORMATION

NAME: JUN TANG

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: CHAIRMAN OF THE BOARD AND 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., RESEARCH BUILDING, NO. 801 WUZHONG ROAD, CHANGZHOU SCIENCE AND EDUCATION INDUSTRIAL PARK, WUJIN DISTRICT, CHANGZHOU, JIANGSU, PEOPLE’S REPUBLIC OF CHINA, 213164

 DESIGNATED FILER: FIRST JET INVESTMENT LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: DECEMBER 9, 2010

/s/  JUN TANG
 JUN TANG

NAME: WING LUN (ALAN) LEUNG

RELATIONSHIP OF REPORTING PERSON TO ISSUER: CHIEF EXECUTIVE OFFICER, DIRECTOR AND 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., RESEARCH BUILDING, NO. 801 WUZHONG ROAD, CHANGZHOU SCIENCE AND EDUCATION INDUSTRIAL PARK, WUJIN DISTRICT, CHANGZHOU, JIANGSU, PEOPLE’S REPUBLIC OF CHINA, 213164

 DESIGNATED FILER: FIRST JET INVESTMENT LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: DECEMBER 9, 2010

/s/  WING LUN (ALAN) LEUNG
WING LUN (ALAN) LEUNG

NAME: GAOTIME CORPORATION LIMITED

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., RESEARCH BUILDING, NO. 801 WUZHONG ROAD, CHANGZHOU SCIENCE AND EDUCATION INDUSTRIAL PARK, WUJIN DISTRICT, CHANGZHOU, JIANGSU, PEOPLE’S REPUBLIC OF CHINA, 213164

 DESIGNATED FILER: FIRST JET INVESTMENT LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: DECEMBER 9, 2010

JUN TANG
Name: Jun Tang
Title: Director